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                                  EXHIBIT 10.7

                                   TERM NOTE

$108,000,000.00                               Coudersport, Pennsylvania

     FOR VALUE RECEIVED, the undersigned FT. MYERS ACQUISITION LIMITED PARTNERSHIP, a Delaware limited partnership (herein called the "Maker"), hereby promises to pay to OLYMPUS COMMUNICATIONS, L.P. (together with any subsequent holder hereof, the "Holder") the principal sum of One Hundred Eight Million U.S. Dollars (U.S. $108,000,000.00), together with interest on the unpaid principal balance hereof from and after September 1, 1999 until this Term Note (this "Note") has been paid in full at the rates hereinafter set forth, which principal and accrued interest shall be due and payable to the Holder on September 1, 2004 (the "Maturity Date") unless such amounts shall become due and payable on an earlier date as hereinafter provided.

     Interest shall accrue on the outstanding principal amount of this Note at a rate of six percent (6%) compounded annually commencing on the date hereof through the Maturity Date and shall be due and payable on the Maturity Date except as hereinafter provided.

     Holder, at its option, may with at least sixty (60) days' prior written notice to Maker require prepayment by Maker of the outstanding principal amount of this Note together with accrued interest on such amount on or after July 1, 2002 (the "Call Date"), and upon such payment, this Note shall automatically be of no further force and effect.

     If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or on any other day on which the Holder is not open for business, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

     Maker, at its option, may prepay the outstanding principal amount of this Note, in whole or in part, at any time, together with accrued interest thereon, at any time or from time to time.

     Maker shall be in default under this Note upon the happening of any of the following events of default (each an "Event of Default"):

        (a) default in the payment when due of the principal of or interest on this Note; or

        (b) any representation or warranty made by any guarantor of this Note or other person (other than Maker) providing security for this Note (any such person being hereinafter referred to as an "Accommodation Party") pursuant to any such guaranty agreement or security
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agreement (any such agreement being hereinafter referred to as an
"Accommodation Agreement") shall prove to have been incorrect in any material respect; or

        (c) there shall occur any default in the due observance or performance of any material covenant, condition or agreement on the part of any Accommodation Party to be observed or performed pursuant to the terms of any Accommodation Agreement after giving effect to any applicable period of grace set forth therein; or

        (d) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Maker or any Accommodation Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Maker or any Accommodation Party for any substantial part of their respective properties, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of ninety (90) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

        (e) the Maker or any Accommodation Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of their respective properties or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing; or

        (f) the failure of Adelphia Communications Corporation, a Delaware corporation ("Adelphia") to own, directly or indirectly, 51% or more of the partnership interests in the Maker; or

        (g) the failure of Adelphia to own, directly or indirectly, the general partner interest in the Maker.

     Upon the occurrence of any Event of Default, Holder may declare the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon to be immediately due and payable and the same shall thereupon become immediately due and payable without any further action on part of Holder.

     If the principal of this Note or any portion hereof and, to the extent permitted by law, interest hereon shall not be paid when due, whether by acceleration or otherwise, the same shall bear interest for any period during which the same shall be overdue at a rate per annum equal to the Default Rate, and payable on demand. "Default Rate" means a variable rate equal to the Libor Rate from time to time in effect plus five percent (5%) per annum. "Libor Rate" shall mean the London Interbank Offered Rate for three month dollar deposits in the London market as published in The Wall Street Journal from time to time; the applicable Libor Rate shall be determined based upon the Libor Rate as published on the last publication date for The Wall Street Journal in each March, June, September and December and shall continue as the applicable

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Libor Rate for the next full three-month period after each determination is made. If for any reason the Libor Rate is no longer published in The Wall Street Journal, the Holder and the Maker shall in good faith seek to select a comparable source for determining the Libor Rate and the Libor Rate shall thereafter be determined based upon the rate quoted in such comparable source. If the Holder and the Maker are unable to agree upon a comparable source for determining the Libor Rate within thirty (30) days following the date that the Libor Rate is no longer published in The Wall Street Journal, the Holder may designate the source for determining the Libor Rate by written notice to the Maker.

     Anything in this Note to the contrary notwithstanding, the obligations of the Maker under this Note to the Holder shall be subject to the limitation that payments of interest to any Holder shall not be required to the extent that receipt of any such payment by such Holder would be contrary to provisions of law applicable to such Holder (if any) which limit the maximum rate of interest which may be charged or collected by such Holder; provided, however, that nothing herein shall be construed to limit the Holder to presently existing maximum rates of interest, if an increased interest rate is hereafter permitted by reason of applicable federal or state legislation. In the event that the Maker makes any payment of interest, fees or other charges, however denominated, pursuant to this Note, which payment results in the interest paid by the Maker to any Holder to exceed the maximum rate of interest permitted by applicable law, any excess over such maximum shall be applied in reduction of the principal balance owed to such Holder as of the date of such payment, or if such excess exceeds the amount of principal owed to such Holder as of the date of such payment, the difference shall be paid by such Holder to the Maker.

     Except as expressly provided herein, the Maker waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     This Note shall bind the Maker and its successors and assigns, and the benefits hereof shall inure to the benefit of the Holder and its successors and assigns. All references herein to the "Maker" and the "Holder" shall be deemed to apply to the Maker and the Holder, respectively, and their respective successors and assigns.

     This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of Florida without giving effect to its conflicts of law principles.

     The Maker agrees that any suit, action or proceeding against the Maker with respect to this Note or any judgment entered by any court in respect of any thereof may be brought in the courts of the State of Florida located in Palm Beach County, Florida or in the U.S. District Court for the Southern District of Florida as the Holder may elect, and the Maker hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, the Maker hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or any judgment entered by any court in respect of any thereof brought in Palm Beach County, Florida or in the U.S. District Court for the

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Southern District of Florida, and hereby further irrevocably waives any claim that any suit, action or proceeding brought in the Palm Beach County, Florida or in the U.S. District Court for the Southern District of Florida has been brought in an inconvenient forum. The Maker hereby further agrees that if any such suit, action or proceeding is pending in more than one jurisdiction, the Holder's selection of the forum shall be binding upon the parties hereto.

     Each notice or other communication hereunder required to be given to Maker hereunder shall be in writing, shall be sent by messenger (including by air courier), by first class mail or by facsimile transmitter ("telecopy"), and shall be deemed to have been given or made on the third business day after the deposit thereof in the United States mail, registered or certified mail, postage prepaid, or when received if sent by telecopy (if an original copy is sent on the same day by one of the other means of delivery set forth herein) or delivered by hand, addressed to the Maker at the address set forth on the signature page hereof until notice of a change thereof has been delivered to the Holder and acknowledged in writing by the Holder.

     THE MAKER HEREBY, AND THE HOLDER BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

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     IN WITNESS WHEREOF, the undersigned has executed this Note by its duly authorized representative as of this 1st day of October, 1999.

                             FT. MYERS ACQUISITION LIMITED PARTNERSHIP

                                 By:  OLYMPUS COMMUNICATIONS, L.P.,
                                      General Partner

                                       By:  ACP HOLDINGS, INC., Managing General
                                            Partner

                                 By:   /s/  Michael C. Mulcahey
                                       -------------------------
                                       Name: Michael C. Mulcahey
                                       Title: Assistant Treasurer

                                 ADDRESS FOR NOTICES:

                                 _________________________________
                                 Attention:  Mike Mulcahey
                                 One North Main Street
                                 Coudersport, Pennsylvania  16915
                                 Telecopy Number: 814-274-8173

     FOR VALUE RECEIVED, THIS NOTE IS ASSIGNED TO WEST BOCA SECURITY, INC. THIS ASSIGNMENT IS MADE WITHOUT RECOURSE PURSUANT TO THE PROVISIONS OF THAT CERTAIN ASSIGNMENT AGREEMENT OF EVEN DATE HEREWITH.

DATE:  October 1, 1999

                              OLYMPUS COMMUNICATIONS, L.P.,

                                    By:  ACP HOLDINGS, INC., Managing General
                                         Partner

                                    By:   /s/  Michael C. Mulcahey
                                         -------------------------
                                    Name: Michael C. Mulcahey
                                    Title: Assistant Treasurer

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